Exhibit 10.3
TANDEM HEALTH CARE, INC.
REGISTRATION RIGHTS AGREEMENT
Dated as of September 8, 2005

 -i-

TANDEM HEALTH CARE, INC.
REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is entered into effective as of September 8, 2005, by and among Tandem Health Care, Inc., a Pennsylvania corporation (the “Company”), and Health Care REIT, Inc. (“HCRI”).
RECITALS
     WHEREAS, simultaneously herewith, the Company and HCRI are entering into that certain Agreement (the “Modification Agreement”); and
     WHEREAS, pursuant to the Modification Agreement, the Company, among other things, is issuing HCRI a warrant (the “Warrant”) to purchase 100,000 shares of the Company’s common stock, par value $0.00008 (the “Common Stock”); and
     WHEREAS, the Company and HCRI desire to clarify HCRI’s registration rights associated with the shares of the Company’s Common Stock issuable upon exercise of the Warrant;
     WHEREAS, the Company is also party to a registration rights agreement dated as of March 25, 1998, as amended (the “Rights Agreement”) by and among Behrman Capital II L.P. (“Behrman”), Glen A. Tobias (“Tobias”), Robert W. Gluskin (“Gluskin”), Strategic Entrepreneur Fund II, L.P. (“SEF”, and with Behrman, Tobias and Gluskin, the “Behrman Entities”), Lawrence R. Deering (“Deering”), the Lawrence R. Deering Grantor Retained Annuity Trust (the “GRAT”) and Joseph D. Conte (“Conte”, and with Deering and the GRAT, the “Founders”).
     NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties, intending to be legally bound, hereto further agree as follows:
AGREEMENT
     1. Registration Rights.
          1.1 Definitions. As used in this Agreement, the following terms shall have the following respective meanings:
            (a) The terms “register,” “registered” and “registration” refer to (i) a registration of an offering of securities effected by preparing and filing a registration statement in compliance with the Securities Act (as defined below), and the declaration or ordering of the effectiveness of such registration statement and (ii) the qualification or compliance of such offering of securities under applicable state blue-sky laws, and the filing of all necessary amendments or undertakings therefor.

            (b) The term “Registrable Securities” means any and all (i) shares of Common Stock or other securities of the Company issued or issuable upon exercise of the Warrant, and (ii) securities into which such shares of Common Stock shall have been converted; provided, however, that the above shares shall cease to be Registrable Securities once they have been sold in any public offering.
            (c) The terms “Holder” or “Holders” means any person who holds Registrable Securities or securities convertible into Registrable Securities.
            (d) The term “Other Holder” or “Other Holders” means any person, other than a Holder or Holders, who holds securities of the Company and has the right to require the Company to register such securities.
            (e) The term “Participating Holders” means any Holders or Other Holders who have, by proper notice, requested inclusion of Registrable Securities in the relevant public offering and who have, if applicable, agreed to participate in any related underwriting.
            (f) The term “SEC” means the Securities and Exchange Commission.
            (g) The term “Securities Act” means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder.
            (h) The term “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder.
            (i) The term “public offering” means a registered offering of the Company’s securities to the general public (other than an offering covered by a registration statement relating solely to a sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a transaction within the scope of Rule 145 promulgated under the Securities Act). The first public offering of the Company shall be termed the “Initial Public Offering.”
          1.2 Company Registration.
            (a) Registration. If the Company shall determine to register any of its shares of Common Stock for its own account or for the account of other shareholders, or both, the Company will:
                  (i) promptly give to each Holder written notice thereof; and
                  (ii) include in such registration, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests received by the Company from any Holder within twenty (20) days after written notice has been provided by the Company to each Holder, except as limited under Section 1.2(b) below.

     Notwithstanding the foregoing, the Company shall not be required to notify Holders or include Registrable Securities in any registration (i) relating solely to employee stock option or purchase plans on Form S-1, S-3 or S-8, or any successor form, or for any other similar limited purpose, or (ii) relating solely to a transaction within the scope of Rule 145 on Form S-4, or any successor form, or for any other similar limited purpose.
            (b) Underwriting. If the registration of which the Company gives notice is for a public offering involving an underwriting, the Company shall so advise each Holder as a part of the written notice given pursuant to Section 1.2(a)(i). In such event, the right of any Holder to registration pursuant to Section 1.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. The Company, the Holder and all Other Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriters selected by the Company. Notwithstanding any other provision of this Section 1.2, if the underwriters determine that marketing factors require a limitation of the number of shares to be underwritten, the underwriters and the Company may limit the number of Registrable Securities held by the Holder and securities held by any Other Holder to be included in the registration and underwriting, or may exclude Registrable Securities held by the Holder and securities held by any Other Holder entirely from such registration and underwriting. If there is a limitation on the number of Registrable Securities and securities held by any Other Holder to be included in such registration, the following rules apply: the Registrable Securities requested to be included in such registration by a Holder shall be included in such registration pro rata with the shares of Common Stock requested to be registered in such registration statement by any Other Holder based on the number of shares of Common Stock requested to be registered by such Holder and all Other Holders. The Company shall advise each Holder and each Other Holder of any such limitation, and the number of Registrable Securities and securities held by any Other Holder that may be included in the registration and underwriting after the underwriter’s determination, it being understood that shares of Common Stock shall be allocated first to the Company, then to the Holder and all Other Holders on a pro rata basis based on the number of Registrable Securities and securities held by any Other Holder so requested to be included. If the Holder or any Other Holder disapproves of the terms of any such underwriting, such party may elect to withdraw therefrom by written notice to the Company and the underwriter.
          1.3 Form S-3.
            (a) Following the Company’s Initial Public Offering, the Company shall use its reasonable best efforts to become eligible to register offerings of securities on Form S-3 or its successor form. After the Company has qualified for the use of Form S-3 or its successor form, the Holder shall have the right to request unlimited registrations on Form S-3 or its successor form (which request shall be in writing and shall state the number of Registrable Securities to be registered and the intended method of disposition of such Registrable Securities by such Holder); provided, however, that the Company shall not be obligated to effect more than one (1) such registration on Form S-3 during any twelve-month period provided that such registration on Form S-3 has been declared or ordered effective and has remained effective until the earlier of (A) nine (9)

months after the date of effectiveness, or (B) the date all Registrable Securities registered thereunder have been sold (the “S-3 Registration”).
     Notwithstanding the foregoing:
                  (i) The Company shall not be required to effect a registration pursuant to this Section 1.3 within 135 days of the effective date of any registration pursuant to this Section 1.3 or Section 1.2.
                  (ii) The Company shall not be required to effect a registration pursuant to this Section 1.3 unless the Holder proposes to dispose of Registrable Securities having an anticipated aggregate price to the public (net of underwriting discounts and expenses of sale) of at least $250,000;
                  (iii) The Company shall have the right to defer filing a registration statement pursuant to this Section 1.3 for a period of up to 90 days following the requested filing date (the “Blocking Right”) if the Company furnishes to each Holder requesting such registration a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company stating that in the good faith judgment of the Company’s Board of Directors it would be seriously detrimental to the Company and its shareholders for a registration statement to be filed at the time requested (the "Certificate”); provided, however, that the Company may not utilize this Blocking Right more than once in any twelve-month period;
                  (iv) The Company shall give written notice to each Holder and to each Other Holder of the receipt of a request for registration pursuant to this Section 1.3 within ten (10) business days of the receipt of such request and shall provide a reasonable opportunity for each Holder and Other Holders to participate in the registration. Subject to the foregoing, the Company will use its reasonable best efforts to effect promptly the registration of all Registrable Securities and other securities held by an Other Holder on Form S-3 or its successor form to the extent requested by a Holder or Other Holder thereof for purposes of disposition; and
                  (v) The Company shall not be required to effect more than one (1) underwritten public offering pursuant to this Section 1.3.
            (b) Underwriting. If the requesting Holder intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as part of its request made pursuant to this Section 1.3. The Company shall include such information in the written notice referred to in Section 1.3(a)(iv). In such event, the underwriters shall be selected by the requesting Holder and must be reasonably acceptable to the Board of Directors of the Company. The Company and all Participating Holders, if any, shall enter into an underwriting agreement in customary form with the underwriters. Notwithstanding any other provision of this Section 1.3, if the underwriters determine that marketing factors require a limitation of the number of shares to be underwritten, the underwriters may limit the number of Registrable Securities or securities held by any Participating Holder to be included in the registration and underwriting, or may exclude Registrable Securities or securities held by any Participating Holder entirely from such registration and underwriting.
            (c) If marketing factors require a limitation on the number of Registrable Securities held by the Holder and securities held by any Participating Holder to be included in such registration, the following rules apply: the Registrable Securities requested to be included in such registration by a Holder shall be included in such registration pro rata with the shares of Common Stock requested to be registered in such registration statement by a Participating Holder based on the number of shares of Common Stock requested to be registered by such Holder and all Participating Holders. The Company shall advise the Holder and all Participating Holders of any such limitation, and the number of securities held by the Holder and such Participating Holders that may be included in the registration and underwriting after the underwriter’s allotment shall be allocated as provided for above.
            (d) If any Participating Holder disapproves of the terms of the underwriting, such Participating Holder may elect to withdraw therefrom by written notice to the Company, the underwriter and the Participating Holders.
          1.4 Expenses of Registration. All expenses incurred in connection with any registration pursuant to this Section 1 shall be borne by the Company except as follows:
            (a) The Company shall not be required to pay underwriters’ fees, discounts, commissions or transfer taxes relating to Registrable Securities; and
            (b) The Company shall not be required to pay the fees of any counsel of a Holder.
     All expenses of any registered offering not otherwise borne by the Company shall be borne pro rata among the Participating Holders on the basis of the number of shares registered.
          1.5 Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Participating Holder advised in writing as to the initiation of registration, qualification and compliance and as to the completion thereof. Except as otherwise provided in Section 1.4, at its expense the Company will:
            (a) Prepare and file with the SEC a registration statement with respect to the offering of such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and upon the request of the Participating Holders holding a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to nine (9) months or, such earlier time that the Participating Holders have completed the distribution related thereto.
            (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.
                  (c) Furnish to the Participating Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of their securities covered by such registration statement.
                  (d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Participating Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.
                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Participating Holder shall also enter into and perform its obligations under such agreement.
                  (f) Notify each Participating Holder (i) when such registration statement, or any post-effective amendment thereto, shall have become effective, (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of such registration statement of the initiation of proceedings for that purpose, and (iii) at any time when a prospectus relating thereto is required to be delivered under the Securities Act or upon the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.
                  (g) Cause all securities covered by such registration statement to be listed on each securities exchange or authorized for quotation on each automated quotation system on which similar securities issued by the Company are then listed or authorized for quotation.
                  (h) Provide a transfer agent and registrar for all securities covered by such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.
                  (i) Furnish, at the request of any Participating Holder, on the date that the securities are delivered to the underwriters for sale in connection with a registration being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Participating Holders and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Participating Holders requesting registration of Registrable Securities.
          1.6 Indemnification.
            (a) By the Company. The Company will indemnify and hold harmless each Holder with respect to which registration has been effected pursuant to this Agreement, each of its officers, directors, members and partners, each person controlling such Holders, each underwriter, broker or dealer of offerings effected pursuant to this Agreement, if any, and each person who controls any such underwriter, broker or dealer, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law applicable to the Company or any rule or regulation promulgated under the Securities Act, the Exchange Act or any such state law and relating to action or inaction required of the Company in connection with any such registration. The Company will reimburse each such Holder, each of its officers, directors, members and partners, and each person controlling such Holders, each such underwriter, broker or dealer and each person who controls any such underwriter, broker or dealer, promptly after such expense is incurred for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.6(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company; provided further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based solely upon written information furnished to the Company by an instrument duly executed by such Holder or underwriter specifically for use therein.
            (b) By the Holders. Each Holder will, as to each registration in which such Holder is a Participating Holder, indemnify and hold harmless the Company, each of its directors and officers, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, and such Holders, directors, officers, partners, persons and underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein; provided, however, that (i) the indemnity agreement contained in this Section 1.6(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holders holding a majority of the Registrable Securities (which consent shall not be unreasonably withheld) and (ii) that the total amount for which any Holder shall be liable under this Section 1.6(b) shall not in any event exceed the aggregate gross proceeds received by such Holder from the sale of Registrable Securities held by such Holder in such registration, except in the case of fraud by such Holder.
            (c) Indemnification Procedures. Each party entitled to indemnification under this Section 1.6 (the “Indemnified Party”) shall give written notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party proposed to conduct the defense of such claim or litigation shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such Indemnified Party’s election and expense; provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless (and only to the extent that) such failure resulted in prejudice to the Indemnifying Party; and provided further, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses of such counsel to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by counsel for the Indemnifying Party in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to all Indemnified Parties of a release from all liability in respect to such claim or litigation.
     If the indemnification provided for in this Section 1.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statement or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable consideration; provided, however, that in no event shall any contribution by a Holder under this Section 1.6 exceed the gross proceeds from the offering received by such Holder, except in the case of fraud by such Holder. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.
            (d) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in direct conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
            (e) The obligations of the Company and the Holders under this Section 1.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1.
          1.7 Information by Holders. Any Participating Holders shall promptly furnish in writing to the Company such information regarding such Participating Holders and the distribution proposed by such Participating Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.
          1.8 Rule 144 Reporting. With a view to making available to Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times to make its best efforts to:
            (a) make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act (“Rule 144”), after the effective date of the registration for the Initial Public Offering; and
            (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements).
          1.9 Transfer of Registration Rights. A Holder’s rights to cause the Company to register its Registrable Securities and to keep information available, granted to it by the Company under Section 1 hereto, may be assigned to a transferee or assignee who receives all of the Registrable Securities then held by such transferring or assigning Holder; provided, that the Company is given written notice by such Holder at the time of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such rights are being assigned; provided further, that upon request by the Company, such permitted transferee or assignee executes a counterpart to this Agreement. The Company may prohibit the transfer of any Holder’s rights under this Section 1.9 to any proposed transferee or assignee who the Company reasonably believes is a competitor of the Company as is determined by the Board of Directors in its reasonable discretion.
          1.10 “Market Stand-Off” Agreement. Each Holder hereby agrees that at the request of the underwriter managing of any underwritten public offering of the Company’s securities, or the Company or its counsel on the underwriter’s behalf, it will enter into a customary form of underwriter’s lockup agreement that specifies that during the period of duration (not to exceed 180 days) specified by the Company or an underwriter of Common Stock or other securities of the Company following the effective date of such offering, it shall not, to the extent requested by the Company or such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any securities of the Company held by it at any time during such period; provided, however, that such agreement shall not be required unless all (a) executive officers and directors of the Company, and (b) shareholders of the Company holding greater than 1.0% Company’s outstanding Common Stock, enter into similar agreements.
     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares of securities of every other person subject to the foregoing restriction) until the end of such period.
          1.11 Black-out Periods. Notwithstanding anything in this Agreement to the contrary, the Board of Directors of the Company may, in its sole discretion, impose black-out periods during which no sales may be made under any registration hereunder so long as such blackout is applicable generally to sales of stock by all directors and executive officers of the Company and any other registration rights agreement related to the Company’s Common Stock.
          1.12 Termination of Registration Rights. The obligations of the Company pursuant to this Section 1 shall terminate with respect to any Holder at such time as a Holder is able to sell under Rule 144 during a 3-month period all of the remaining Registrable Securities issued or issuable to such Holder.
     2. General.
          2.1 Waivers and Amendments. No term of this Agreement may be amended or terminated, nor the observance of any term of this Agreement waived (either generally or in a particular instance and either retroactively or prospectively), without the written consent of the Holder or Holders of a majority-in-interest of the Registrable Securities permitted to be registered pursuant to this Agreement and the Company. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to this Agreement, any person who may become a party to this Agreement, and the Company.
          2.2 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of laws.
          2.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.
          2.4 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and this Agreement shall supersede and cancel all prior agreements between the parties hereto with regard to the subject matter hereof, including but not limited to that certain Supplemental Agreement (as such term is defined in the Amendment);

provided, however, that solely with respect to the Behrman Entities and the Founders, this Agreement shall not in any manner supersede such parties rights and obligations under the Rights Agreement.
          2.5 Notice. All notices and other communications required or permitted hereunder shall be in writing and shall be effective upon personal delivery, delivery to a reputable overnight courier, machine confirmed facsimile transmittal or mailing by certified or registered mail, postage prepaid and return receipt requested, addressed (a) if to HCRI, at HCRI’s address as set forth on the signature page hereto, or at such other address as HCRI shall have furnished to the Company in writing, (b) if to the Company, at the Company’s address as set forth on the signature page hereto, or at such other address as the Company shall have furnished to HCRI in writing, or (c) if to any Other Holder, at such address as such Other Holder shall have furnished to the Company in writing.
          2.6 Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.
          2.7 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
          2.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
          2.9 Stock Splits. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

COMPANY:

TANDEM HEALTH CARE, INC.

By:	/s/ Lawrence R. Deering

Lawrence R. Deering
Chairman and Chief Executive Officer

Address: 800 Concourse Parkway S
Suite 200
Maitland, FL 32751
Fax: (407) 571-0595

HOLDER:

HEALTH CARE REIT, INC.

By:	/s/ Erin C. Ibele

Name:	Erin C. Ibele

(Print Name)

Title:	Vice President-Administration and Corporate Secretary

Address:	One Seagate, Suite 1500
P.O. Box 1475
Toledo, OH 43603-1475
Fax: (419) 247-2826

OTHER HOLDERS:

/s/ Lawrence R. Deering

Lawrence R. Deering

/s/ Joseph D. Conte

Joseph D. Conte

/s/ Robert W. Gluskin

Robert W. Gluskin

/s/ Glen A. Tobias

Glen A. Tobias

BEHRMAN CAPITAL II L.P.

By:	Behrman Brothers, L.L.C.,
its general partner

By:	/s/ William M. Matthes

William M. Matthes
Managing Member

STRATEGIC ENTREPRENEUR FUND II, L.P.

By:	/s/ William M. Matthes

William M. Matthes
General Partner

LAWRENCE R. DEERING GRANTOR RETAINED ANNUITY TRUST

By:	/s/ Lawrence R. Deering

Lawrence R. Deering
Trustee